Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-221391-01) of Springleaf Finance Corporation of our report dated February 15, 2019 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
February 15, 2019

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